EX-99.01- News Release-Nov. 18, 2003


"First 'Apartment' WindStor system installation with 'rooftop' wind turbine announced by McKenzie Bay"

BRIGHTON, MI, Nov. 18- McKenzie Bay International Ltd.
(OTC:MKBY.PK - News) has signed an agreement with management of a Southeastern Michigan, U.S. Housing and Urban Development (HUD) supported, apartment building regarding the installation of the first WindStor(SM) system with a rooftop mounted DERMOND Wind Turbine DWT(SM).

This urban WindStor system would provide onsite electricity generation and storage to reduce existing electricity costs, minimize future rate increases for grid supplied electricity and provide an uninterruptible, standby power system, for the entire building, in the event of a grid failure. Prior to beginning the installation, targeted for a mid-2004 commissioning, McKenzie Bay will collect wind power data to confirm the project's viability while working with city officials for permitting.

WindStor system components would include a 100 kW DWT, a DERMOND System Integrator and a 500 kW battery. The DWT and System Integrator are DERMOND INC components (McKenzie Bay subsidiary) and vanadium-based battery will be outsourced. McKenzie Bay Leasing Company (McKenzie Bay subsidiary) is expected to finance the project.

"Our investments in technology, and vertical integration, have allowed McKenzie Bay to develop a cost-effective renewable energy system to address the cost of electricity for retail energy markets (building rooftops and urban sites) and remote communities that rely on diesel generated power," said Gary Westerholm, chairman and president of McKenzie Bay. "Our strategy of leasing WindStor systems offers our customers an environmentally friendly means to aggressively manage electricity costs without capital appropriation on their part."

About WindStor

WindStor is a 'turnkey' "Green Energy" electricity management system. Designed to work with existing sources of electricity (the "Grid", diesel, etc.), WindStor adds self-generated renewable energy and electricity storage to the primary electricity source and selects the lowest cost electricity input for the system via a proprietary "System Integrator". Targeting high retail energy costs, WindStor's "urban" configuration was designed for commercial buildings, multistory residential dwellings, light industrial users and other businesses.

McKenzie Bay International Ltd. (www.mckenziebay.com), a Michigan based development stage company, is preparing to commercialize alternative energy solutions based on emerging Vanadium electricity storage devices and wind power generation systems.

This information statement contains statements that are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as 'estimates,' 'anticipates,' 'plans,' 'believes,' 'projects,' 'expects,' 'intends,' 'predicts,' 'future,' 'may,' 'potential,' 'contemplates,' 'will,' 'should,' 'could,' 'would' or the negative of such terms or other comparable terminology. These statements relate to the Company's future operations and financial performance or other future events. These statements are only predictions and not guarantees of future success. Many of the forward-looking statements are based on assumptions about future events that may prove inaccurate. Actual events, results, performance or achievements may differ materially from the events, results, performance or achievements discussed in the forward-looking statements. These differences may result from a variety of factors, including the following: lack of operating history; unavailability of future equity infusions and other financing alternatives; failure or delays in further developing proprietary processes or effectively commercializing such processes; dependence on the success of the pilot production facility and, ultimately, Lac Dore; inability to develop new products entering the energy storage market; failure of the high-purity vanadium market to materialize; failure to obtain required governmental approvals regarding Lac Dore; and concentration of ownership of the Company's common stock by directors and officers. These and other factors that may emerge could cause decisions to differ materially from current expectations. McKenzie Bay undertakes no obligation to revise, update or clarify forward-looking statements to reflect events or conditions after the date of this information statement.